Exhibit 99.1

Curtiss-Wright Reports First Quarter 2021 Financial Results; Raises Full-Year 2021 Guidance for Sales, Operating Income, Operating Margin and Diluted EPS

DAVIDSON, N.C.--(BUSINESS WIRE)--May 5, 2021--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights:

  Reported results include sales of $597 million, operating income of $85 million, operating margin of 14.2% and diluted earnings per share (EPS) of $1.45;
  Adjusted diluted EPS of $1.51, up 18%;
  Adjusted net sales of $590 million, up 2%, led by strong 8% growth in our Aerospace & Defense markets;
  Adjusted operating income of $89 million, up 15%;
  Adjusted operating margin of 15.0%, up 160 basis points, principally reflecting savings generated by our prior year restructuring initiatives;
  New orders of $571 million, up 3%, led by a strong 1.2x book to bill in our commercial markets;
  Reported free cash flow (FCF) up 83%; Adjusted FCF up 34%; and
  Share repurchases of approximately $12 million.

Full-Year 2021 Business Outlook (compared with Adjusted full-year 2020 results):

  Increased Adjusted sales guidance to new range of 7 to 9% growth (previously 6 to 8%) and Adjusted operating income guidance to new range of 9 to 11% growth (previously 7 to 10%);
  Increased Adjusted operating margin guidance to new range of 16.6% to 16.7%, up 30 to 40 basis points compared with the prior year (previously 16.5% to 16.6%, up 20 to 30 basis points); and
  Increased Adjusted diluted EPS guidance by $0.10 to new range of $7.10 to $7.30, up 8 to 11%, mainly due to expectations for higher sales and profitability in the Defense Electronics segment and stronger profitability in the Naval & Power segment.

“We delivered a strong start to the year, which has positioned us to increase our full-year Adjusted guidance for sales, operating income, operating margin and diluted EPS,” said Lynn M. Bamford, President and CEO of Curtiss-Wright Corporation. “First quarter Adjusted diluted EPS of $1.51 exceeded expectations, as we delivered strong organic defense market sales and improved profitability in the Defense Electronics and Naval & Power segments. In addition, our solid financial performance reflects the continued execution of our cost containment efforts and savings generated by our restructuring actions, as well as investments in strategic research and development projects to drive long-term organic growth.”

“Looking ahead to the remainder of 2021, we anticipate that our second quarter results will be in line with the first quarter, followed by a steady, sequential improvement in sales, operating margin, diluted EPS and free cash flow through the second half of the year. We continue to execute on our long-term strategy to deliver top-quartile financial performance and significant value for our shareholders. We look forward to communicating our new vision, strategy and long-term financial targets at our upcoming May 26th investor day.”

First Quarter 2021 Operating Results

  Please note that the Company’s results and guidance reflect the segment realignment announced earlier in 2021, whereby the Corporation is operating under the following three segments: Aerospace & Industrial, Defense Electronics, and Naval & Power.
(In millions)	Q1-2021	Q1-2020	Change
Sales	$597.1	$601.2	(1%)
Adjustments (1)	(7.1)	(25.6)
Adjusted sales (1)	$590.0	$575.7	2%
Reported operating income	$85.1	$72.4	17%
Adjustments (1)	3.7	4.5
Adjusted operating income (1)	$88.8	$76.9	15%
Adjusted operating margin (1)	15.0%	13.4%	160 bps

Amounts may not add due to rounding.

(1) Adjusted results exclude our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and our German valves business which was classified as held for sale, both in the fourth quarter of 2020 impacting both periods; first year purchase accounting costs associated with acquisitions in both periods; and one-time costs associated with the relocation of our DRG business in the Naval & Power segment and restructuring costs, both in the prior year period.

  Adjusted sales of $590 million, up $14 million, or 2%;
  Sales to the Aerospace & Defense markets increased 8%, led by strong organic growth in aerospace and naval defense, as well as the contribution of the PacStar acquisition in ground defense, which more than offset lower commercial aerospace revenues. Commercial sales decreased 7%, principally due to reduced demand in the power and process markets, partially offset by higher general industrial sales. Please refer to the accompanying tables for an overall breakdown of sales by end market;
  Adjusted operating income was $89 million, up 15%, while Adjusted operating margin increased 160 basis points to 15.0%, reflecting solid organic revenue growth and the contribution from PacStar in the Defense Electronics segment and increased profitability in the Naval & Power segment, partially offset by unfavorable overhead absorption on lower revenues in the Aerospace & Industrial segment;
  In addition, our results reflect the benefits of our 2020 company-wide restructuring initiatives, as well as higher research and development costs; and
  Non-segment expenses of $9 million decreased by $3 million compared to the prior year, primarily due to lower foreign currency transactional losses.

Free Cash Flow

(In millions)	Q1-2021	Q1-2020	Change
Net cash used for operating activities	$(26.6)	$(192.6)	86%
Capital expenditures	(8.5)	(18.6)	54%
Reported free cash flow	$(35.1)	$(211.2)	83%
Pension payment (1)	-	150.0	-
Adjustment to capital expenditures (DRG facility investment) (1)	-	7.7	-
Restructuring (1)	-	0.7	-
Adjusted free cash flow (1)	$(35.1)	$(52.9)	34%

Amounts may not add due to rounding.

(1) 2020 Adjusted free cash flow excludes a $150 million voluntary contribution made in January 2020 to the Company’s corporate defined benefit pension plan, a capital investment related to the new state-of-the-art naval facility in the Naval & Power segment, and the cash impact from restructuring.

  Reported free cash flow of ($35) million, defined as cash flow from operations less capital expenditures, increased $176 million, or 83%, driven by higher cash earnings and a reduction in capital expenditures, as well as a $150 million voluntary contribution made to the Company’s corporate defined benefit pension plan in the prior year period which did not recur;
  Capital expenditures decreased $10 million to $9 million compared to the prior year, primarily due to lower capital investments within the Naval & Power segment; and
  Adjusted free cash flow improved by $18 million, or 34%, to ($35) million.

New Orders and Backlog

  New orders of $571 million increased 3% compared with the prior year period, driven by solid demand for defense electronics and the contribution from our PacStar acquisition, while book to bill in our commercial markets was approximately 1.2x, led by solid demand for industrial vehicle products; and
  Backlog of $2.2 billion improved slightly from December 31, 2020, principally reflecting a rebound in commercial market demand.

Share Repurchase and Dividends

  During the first quarter, the Company repurchased 105,489 shares of its common stock for approximately $12 million; and
  The Company also declared a quarterly dividend of $0.17 a share, unchanged from the previous quarter.

Other Items – Business Held for Sale

  During the fourth quarter of 2020, the Company classified its German valves business (previously within its Commercial/Industrial segment) as held for sale and its results have been adjusted from comparisons between our current and prior year results, and full-year financial guidance.

First Quarter 2021 Segment Performance

Aerospace & Industrial

(In millions)	Q1-2021	Q1-2020	Change
Sales	$180.3	$226.7	(20%)
Adjustments (1)	(2.6)	(18.7)
Adjusted sales (1)	$177.7	$208.0	(15%)
Reported operating income	$19.0	$32.1	(41%)
Adjustments (1)	(0.5)	(3.7)
Adjusted operating income (1)	$18.5	$28.4	(35%)
Adjusted operating margin (1)	10.4%	13.7%	(330 bps)

Amounts may not add due to rounding.

(1) Adjusted results exclude our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited in the fourth quarter of 2020 impacting both periods and restructuring costs in the prior year period.

  Reported results include sales of $180 million, operating income of $19 million and operating margin of 10.6%;
  Adjusted sales of $178 million, down $30 million, or 15%;
  Commercial aerospace market revenue declines reflect reduced OEM sales of actuation and sensors equipment, as well as surface treatment services, due to customer-driven production slowdowns impacting several widebody platforms;
  General industrial market revenue increases were led by solid industrial vehicle demand for on- and off-highway platforms, partially offset by lower industrial automation and services revenue; and
  Adjusted operating income was $19 million, down 35% from the prior year, while Adjusted operating margin decreased 330 basis points to 10.4%, primarily reflecting reduced absorption on lower commercial aerospace market sales and higher research and development costs, partially offset by the benefits of our cost containment and restructuring initiatives.

Defense Electronics

(In millions)	Q1-2021	Q1-2020	Change
Sales	$181.2	$139.6	30%
Adjustments (1)	1.1	-
Adjusted sales (1)	$182.3	$139.6	31%
Reported operating income	$36.6	$24.1	52%
Adjustments (1)	1.6	2.8
Adjusted operating income (1)	$38.2	$26.8	42%
Adjusted operating margin (1)	20.9%	19.2%	170 bps

Amounts may not add due to rounding.

(1) Adjusted results exclude first year purchase accounting costs associated with acquisitions in both periods and restructuring costs in the prior year period.

  Reported results include sales of $181 million, operating income of $37 million and operating margin of 20.2%;
  Adjusted sales of $182 million, up $43 million, or 31%;
  Higher aerospace defense market revenues were driven by increased sales of embedded computing equipment on various helicopter and Unmanned Aerial Vehicle (UAV) platforms, including the Blackhawk and Global Hawk, respectively;
  Strong ground defense market revenue growth reflected the contribution from the PacStar acquisition for tactical battlefield communications equipment; and
  Adjusted operating income was $38 million, up 42% from the prior year, while Adjusted operating margin increased 170 basis points to 20.9%, reflecting higher absorption and favorable mix on strong defense electronics sales and the benefits of our cost containment initiatives, which more than offset higher research and development costs as we continue to reinvest for long-term growth.

Naval & Power

(In millions)	Q1-2021	Q1-2020	Change
Sales	$235.5	$234.9	0%
Adjustments (1)	(5.6)	(6.9)
Adjusted sales (1)	$229.9	$228.0	1%
Reported operating income	$38.1	$28.1	35%
Adjustments (1)	2.6	5.4
Adjusted operating income (1)	$40.6	$33.5	21%
Adjusted operating margin (1)	17.7%	14.7%	300 bps

Amounts may not add due to rounding.

(1) Adjusted results exclude our German valves business which was classified as held for sale in the fourth quarter of 2020 impacting both periods; and first year purchase accounting costs associated with acquisitions, one-time costs associated with the relocation of our DRG business and restructuring costs in the prior year period.

  Reported results include sales of $236 million, operating income of $38 million and operating margin of 16.2%;
  Adjusted sales of $230 million, up $2 million, or 1%;
  Strong naval defense market revenue growth reflected higher production revenues on the Virginia class submarine and CVN-81 aircraft carrier programs, as well as higher spares and service center sales;
  Reduced power & process market revenues reflect lower domestic nuclear aftermarket revenues supporting the maintenance of existing operating reactors as well as lower industrial valve revenues principally within the oil and gas market; and
  Adjusted operating income was $41 million, up 21%, while Adjusted operating margin increased 300 basis points to 17.7%, driven by improved mix in naval defense related to the timing of fleet spares and service center revenues, as well as the benefits of our prior year restructuring initiatives.

Full-Year 2021 Guidance

The Company is updating its full-year 2021 Adjusted financial guidance as follows:

(In millions, except EPS)	2021 Adjusted Non-GAAP Guidance (Prior)	Changes to Adjusted Guidance	2021 Adjusted Non-GAAP Guidance (Current)	2021 Adjusted Chg vs 2020 Restated
Total Sales	$2,445 - $2,495	$5	$2,450 - $2,500	Up 7% - 9%
Operating Income	$404 - $414	$4	$408 - $418	Up 9% - 11%
Operating Margin	16.5% - 16.6%	10 bps	16.6% - 16.7%	Up 30 - 40 bps
Diluted EPS	$7.00 - $7.20	$0.10	$7.10 - $7.30	Up 8% - 11%
Diluted Shares Outstanding	41.4	(0.1)	41.3
Free Cash Flow	$330 - $360	-	$330 - $360
Avg. FCF Conversion	~117%	-	~116%

(1) 2021 Adjusted financial guidance used in comparisons to 2020 financial results excludes first year purchase accounting costs associated with acquisitions, as well as our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and our German valves business which was classified as held for sale, both in the fourth quarter of 2020.

New Segment / End Market Structure and Realignment:

  Beginning in the first quarter of 2021, the Corporation realigned its segments, as follows:
    The Aerospace & Industrial segment is comprised of actuation and sensors products and surface treatment services serving the defense and commercial aerospace markets, as well as electronic components and systems, industrial automation and surface treatment services serving the general industrial market;
    The Defense Electronics segment is comprised primarily of the electronics businesses serving the aerospace and defense markets; and
    The Naval & Power segment is comprised of major naval propulsion equipment serving the naval defense market, as well as process and energy solutions serving both the nuclear and process markets.
  The Corporation also realigned its end market structure, as follows:
    Aerospace & Defense markets represent approximately two-thirds of total 2021 estimated revenue, and includes all Defense market revenues (aerospace, ground, naval) and all Commercial Aerospace market revenues; and
    Commercial markets represent approximately one-third of total 2021 estimated revenue and is comprised of two major end markets: Power & Process and General Industrial.

A more detailed breakdown of the Company’s 2021 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules. Historical financial results in the new segment structure for 2020 and 2019 periods are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss first quarter 2021 financial results and updates to 2021 guidance at 10:00 a.m. ET on Thursday, May 6, 2021. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended
	March 31,		Change
	2021	2020	$	%

Product sales	$508,975	$497,929	$11,046	2%
Service sales	88,084	103,302	(15,218)	(15%)
Total net sales	597,059	601,231	(4,172)	(1%)

Cost of product sales	329,454	330,813	(1,359)	0%
Cost of service sales	57,848	69,839	(11,991)	(17%)
Total cost of sales	387,302	400,652	(13,350)	(3%)

Gross profit	209,757	200,579	9,178	5%

Research and development expenses	21,863	18,307	3,556	19%
Selling expenses	29,596	31,588	(1,992)	(6%)
General and administrative expenses	73,232	76,658	(3,426)	(4%)
Restructuring expenses	—	1,580	(1,580)	NM

Operating income	85,066	72,446	12,620	17%

Interest expense	9,959	7,489	2,470	(33%)
Other income, net	4,843	5,532	(689)	(12%)

Earnings before income taxes	79,950	70,489	9,461	13%
Provision for income taxes	(20,481)	(18,728)	(1,753)	(9%)
Net earnings	$59,469	$51,761	$7,708	15%

Net earnings per share:
Basic earnings per share	$1.45	$1.22
Diluted earnings per share	$1.45	$1.21

Dividends per share	$0.17	$0.17

Weighted average shares outstanding:
Basic	40,933	42,456
Diluted	41,103	42,770

NM - not meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	March 31,	December 31,	Change
	2021	2020	%
Assets
Current assets:
Cash and cash equivalents	$147,069	$198,248	(26%)
Receivables, net	617,499	588,718	5%
Inventories, net	446,632	428,879	4%
Assets held for sale	27,055	27,584	(2%)
Other current assets	48,484	57,395	(16%)
Total current assets	1,286,739	1,300,824	(1%)
Property, plant, and equipment, net	369,970	378,200	(2%)
Goodwill	1,465,224	1,455,137	1%
Other intangible assets, net	583,195	609,630	(4%)
Operating lease right-of-use assets, net	143,969	150,898	(5%)
Prepaid pension asset	99,087	92,531	7%
Other assets	32,866	34,114	(4%)
Total assets	$3,981,050	$4,021,334	(1%)

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$100,000	$100,000	0%
Accounts payable	160,765	201,237	(20%)
Accrued expenses	108,486	140,200	(23%)
Income taxes payable	18,399	6,633	177%
Deferred revenue	238,742	253,411	(6%)
Liabilities held for sale	9,132	10,141	(10%)
Other current liabilities	99,278	98,755	1%
Total current liabilities	734,802	810,377	(9%)
Long-term debt	957,907	958,292	0%
Deferred tax liabilities, net	114,791	115,007	0%
Accrued pension and other postretirement benefit costs	98,645	98,345	0%
Long-term operating lease liability	126,454	133,069	(5%)
Long-term portion of environmental reserves	15,305	15,422	(1%)
Other liabilities	94,982	103,248	(8%)
Total liabilities	2,142,886	2,233,760	(4%)

Stockholders' equity
Common stock, $1 par value	49,187	49,187	0%
Additional paid in capital	119,172	122,535	(3%)
Retained earnings	2,722,829	2,670,328	2%
Accumulated other comprehensive loss	(309,216)	(310,856)	1%
Less: cost of treasury stock	(743,808)	(743,620)	0%
Total stockholders' equity	1,838,164	1,787,574	3%

Total liabilities and stockholders' equity	$3,981,050	$4,021,334	(1%)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)[1]
($'s in thousands)

	Three Months Ended
	March 31,
			Change
	2021	2020	%
Sales:
Aerospace & Industrial	$180,331	$226,728	(20%)
Defense Electronics	181,212	139,581	30%
Naval & Power	235,516	234,922	0%

Total sales	$597,059	$601,231	(1%)

Operating income (expense):
Aerospace & Industrial	$19,025	$32,140	(41%)
Defense Electronics	36,623	24,063	52%
Naval & Power	38,057	28,110	35%

Total segments	$93,705	$84,313	11%
Corporate and other	(8,639)	(11,867)	27%

Total operating income	$85,066	$72,446	17%

Operating margins:
Aerospace & Industrial	10.6%	14.2%	(360 bps)
Defense Electronics	20.2%	17.2%	300 bps
Naval & Power	16.2%	12.0%	420 bps
Total Curtiss-Wright	14.2%	12.0%	220 bps

Segment margins	15.7%	14.0%	170 bps

1. Amounts reported under realigned segment reporting structure.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended
	March 31,
			Change
	2021	2020	%
Aerospace & Defense markets:
Defense Aerospace	$111,016	$101,827	9%
Defense Ground	55,746	22,657	146%
Defense Naval	177,905	165,693	7%
Commercial Aerospace	57,269	100,680	(43%)
Total Aerospace & Defense	$401,936	$390,857	3%

Commercial markets:
Power & Process	105,504	123,926	(15%)
General Industrial	89,619	86,448	4%
Total Commercial	$195,123	$210,374	(7%)

Total Curtiss-Wright	$597,059	$601,231	(1%)

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The Company’s presentation of its financials and guidance includes an Adjusted (non-GAAP) view that excludes (i) the results of a build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and a German valves business classified as held for sale, both in the fourth quarter of 2020; (ii) significant restructuring costs in 2020 associated with its operations, including one-time actions taken in response to COVID-19; (iii) a non-cash impairment of capitalized development costs related to a commercial aerospace program in the prior period; (iv) first year purchase accounting costs associated with its acquisitions in both periods, including one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; and (v) one-time transition and IT security costs, and capital investments, specifically associated with the relocation of the DRG business in the Naval & Power segment in the prior period. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. We believe this Adjusted view will provide improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share (EPS) under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) one-time transition and IT security costs associated with the relocation of a business in the prior year period; (iii) the non-cash impairment of capitalized development costs related to a commercial aerospace program in the prior year period; and (iv) significant restructuring costs in 2020 associated with its operations, (v) a build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, and (vi) the results of a German valves business classified as held for sale in the fourth quarter of 2020.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income excluding the impact of restructuring costs, impairment of assets held for sale, foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	March 31,
	2021 vs. 2020
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(22%)	(41%)	4%	43%	(1%)	38%	(8%)	15%
Acquisitions	0%	0%	25%	16%	1%	(1%)	6%	5%
Foreign Currency	2%	0%	1%	(7%)	0%	(2%)	1%	(3%)
Total	(20%)	(41%)	30%	52%	0%	35%	(1%)	17%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Adjusted free cash flow for 2020 excludes: (i) a capital investment in the Naval & Power segment related to the new, state-of-the-art naval facility principally for DRG; (ii) a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2020; and (iii) the cash impact from restructuring in 2020. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations. Adjusted free cash flow conversion is defined as Adjusted free cash flow divided by Adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended
	March 31,
	2021	2020

Net cash provided by operating activities	$(26,603)	$(192,576)
Capital expenditures	(8,537)	(18,637)
Free cash flow	$(35,140)	$(211,213)
Voluntary pension contribution	—	150,000
Adjustment to capital expenditures (DRG facility investment)	—	7,677
Restructuring	—	665
Adjusted free cash flow	$(35,140)	$(52,871)
Adjusted free cash flow conversion	(58%)	(92%)

CURTISS-WRIGHT CORPORATION
2021 Segment Reorganization
As of May 5, 2021
($'s in millions, except per share data)
	2020 Adjusted (Non-GAAP)	Division Realignment	Exiting Non-Core Operations	2020 Adjusted (2,3) (Non-GAAP)	2021 Adjusted Guidance (2,4) (Non-GAAP)
	(Prior Structure)			(New Segment Structure)	(New Segment Structure)	Low	High	2021 Chg vs 2020 Adjusted
Sales:					Sales:
Commercial/Industrial	$950	$(144)	$(67)	$738	Aerospace & Industrial	$745	$760	1 - 3%
Defense	736	(125)	-	611	Defense Electronics	745	760	22 - 24%
Power	708	269	(26)	951	Naval & Power	960	980	1 - 3%
Total sales	$2,393	$-	$(93)	$2,300	Total sales	$2,450	$2,500	7 to 9%

Operating income:					Operating income:
Commercial/Industrial	$138	$(24)	$(16)	$98	Aerospace & Industrial	$112	$115	14 - 18%
Defense	166	(22)	-	144	Defense Electronics	159	164	10 - 13%
Power	125	46	-	171	Naval & Power	174	179	2 - 5%
Total segments	429	-	(16)	413	Total segments	445	458
Corporate and other	(38)	-	-	(38)	Corporate and other	(37)	(39)
Total operating income	$391	$-	$(16)	$375	Total operating income	$408	$418	9 to 11%

Interest expense	$(36)	$-	$-	$(36)	Interest expense	$(41)	$(42)
Other income, net	21	-	-	21	Other income, net	15	17
Earnings before income taxes	377	-	(16)	361	Earnings before income taxes	382	394
Provision for income taxes	(88)	-	4	(85)	Provision for income taxes	(90)	(92)
Net earnings	$289	$-	$(12)	$277	Net earnings	$293	$301

Diluted earnings per share	$6.87	$-	$(0.29)	$6.59	Diluted earnings per share	$7.10	$7.30	8 to 11%
Diluted shares outstanding	42.0			42.0	Diluted shares outstanding	41.3	41.3
Effective tax rate	23.4%			23.4%	Effective tax rate	23.5%	23.5%

Operating margins:					Operating margins:
Commercial/Industrial	14.5%	NM	NM	13.3%	Aerospace & Industrial	15.0%	15.2%	170 to 190 bps
Defense	22.6%	NM	NM	23.6%	Defense Electronics	21.3%	21.5%	(210 to 230 bps)
Power	17.6%	NM	NM	18.0%	Naval & Power	18.2%	18.3%	20 to 30 bps
Total operating margin	16.3%	NM	NM	16.3%	Total operating margin	16.6%	16.7%	30 to 40 bps

Free cash flow (5)	$394	$-	$-	$394	Free cash flow	$330	$360
Notes:
(1) Full year amounts may not add due to rounding
(2) The above supplemental financial information by reportable segment for the 2020 and 2021 reporting periods reflects the Corporation’s first quarter 2021 segment reorganization.
(3) 2020 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding restructuring costs, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, a non-cash impairment of capitalized development costs related to a commercial aerospace program, and one-time transition and IT security costs related to the relocation of the DRG business, as well as a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity. 2020 financial results excludes our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020.
(4) 2021 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the first quarter 2021 segment reorganization, our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, and a one-time, $3 million pension settlement charge related to the retirement of two former executives (within non-operating income).

(5) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2020 Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $10 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

CURTISS-WRIGHT CORPORATION
2021 Guidance (New Segment Structure)
As of May 5, 2021
($'s in millions, except per share data)
	2020 Adjusted (1,3) (Non-GAAP)	2021 Reported Guidance (GAAP)		Exiting Non-Core Operations	2021 Adjustments (2) (Non-GAAP)	2021 Adjusted Guidance (2) (Non-GAAP)
		Low	High			Low	High	2021 Chg vs 2020 Adjusted
Sales:
Aerospace & Industrial	$738	$759	$774	$(14)	$-	$745	$760	1 - 3%
Defense Electronics	611	745	760	-	-	745	760	22 - 24%
Naval & Power	951	991	1,011	(31)	-	960	980	1 - 3%
Total sales	$2,300	$2,495	$2,545	$(45)	$-	$2,450	$2,500	7 to 9%

Operating income:
Aerospace & Industrial	$98	$114	$117	$(2)	$-	$112	$115	14 - 18%
Defense Electronics	144	153	158	-	6	159	164	10 - 13%
Naval & Power	171	176	181	(2)	-	174	179	2 - 5%
Total segments	413	443	456	(4)	6	445	458
Corporate and other	(38)	(37)	(39)	-	-	(37)	(39)
Total operating income	$375	$406	$416	$(4)	$6	$408	$418	9 to 11%

Interest expense	$(36)	$(41)	$(42)	$-	$-	$(41)	$(42)
Other income, net	21	12	13	-	3	15	17
Earnings before income taxes	361	377	388	(4)	9	382	394
Provision for income taxes	(85)	(88)	(91)	1	(2)	(90)	(92)
Net earnings	$277	$289	$297	$(3)	$7	$293	$301

Diluted earnings per share	$6.59	$7.00	$7.20	$(0.07)	$0.17	$7.10	$7.30	8 to 11%
Diluted shares outstanding	42.0	41.3	41.3			41.3	41.3
Effective tax rate	23.4%	23.5%	23.5%			23.5%	23.5%

Operating margins:
Aerospace & Industrial	13.3%	15.0%	15.1%	+10 bps	-	15.0%	15.2%	170 to 190 bps
Defense Electronics	23.6%	20.5%	20.7%	-	+80 bps	21.3%	21.5%	(210 to 230 bps)
Naval & Power	18.0%	17.8%	17.9%	+40 bps	-	18.2%	18.3%	20 to 30 bps
Total operating margin	16.3%	16.2%	16.4%	+20 bps	+20 bps	16.6%	16.7%	30 to 40 bps

Free cash flow	$394	$330	$360	-	-	$330	$360
Notes: Full year amounts may not add due to rounding. All financial information by reportable segment for the 2020 and 2021 reporting periods reflects the Corporation’s first quarter 2021 segment reorganization.
(1) 2020 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding restructuring costs, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, a non-cash impairment of capitalized development costs related to a commercial aerospace program, and one-time transition and IT security costs related to the relocation of the DRG business, as well as a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity. 2020 financial results excludes our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020.
(2) 2021 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, and a one-time, $3 million pension settlement charge related to the retirement of two former executives (within non-operating income).
(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2020 Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $10 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

CURTISS-WRIGHT CORPORATION
2021 Sales Growth Guidance by End Market
As of May 5, 2021

Aerospace & Defense Markets	2021 % Change vs 2020	% Total Sales
Aerospace Defense	2 - 4%	19%
Ground Defense	100 - 105%	9%
Naval Defense	Flat	28%
Commercial Aerospace	Flat	10%
Total Aerospace & Defense	7 - 9%	66%

Commercial Markets
Power & Process	3 - 5%	19%
General Industrial	9 - 11%	15%
Total Commercial	6 - 8%	34%

Total Curtiss-Wright Sales	7 - 9%	100%
Notes:
(1) This table reflects the Company's new End Market Structure and Realignment effective Q1 2021, with all Commercial Aerospace market revenues shifted into a newly defined Total Aerospace & Defense market.
(2) The new Power & Process end market is comprised of a) Nuclear and b) Process, while the new General Industrial end market is comprised of a) Industrial Vehicles and b) Industrial Automation and Services.
(3) Based on these changes, all of our general industrial businesses operate within the new Aerospace & Industrial segment, and the majority of the Company’s nuclear and process revenues operate within the new Naval & Power segment.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global innovative company that delivers highly engineered, critical function products and services to the Aerospace and Defense markets, and to the Commercial markets including Power, Process and General Industrial. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,200 people worldwide. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, future cash flow from operations, and potential impacts of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; the impact of a global pandemic or national epidemic, and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com